SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                         Date of Report: February 26, 1999


                                    LIF
           (Exact name of registrant as specified in its charter)

   California                     2-94509                    94-2969720
(State or other              (Commission File No.)       (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)

                    P.O. Box 130, Carbondale, Colorado  81623
                     (Address of principal executive offices)

                                 (970) 963-8007
               (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On February 26, 1999, the registrant sold one of its real property investments known as Whistler Point Apartments, located in Boise, Idaho. The property consisted of a 185 units in 13 two and three Story luxury apartment buildings.

         The buyer, Park Place Accommodators, Inc., is not affiliated with the registrant. The sale price received by the registrant was $9,600,000 which resulted in a gain of $3,487,000 and cash proceeds of $3,603,000

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not Applicable

ITEM 5.  OTHER EVENTS

         Not Applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial statements of business acquired

             Not Applicable

        (b)  Pro Forma Balance Sheet - December 31, 1998

             Pro Forma Statements of Operations:
             Year ended December 31, 1998.

             Notes to Pro Forma Financial Statements

        (c)  Exhibits

             Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable

PRO FORMA FINANCIAL STATEMENTS

The following Pro Forma Balance Sheet of the registrant as of December 31, 1998 and the Pro Forma Statement of Operations for the year ended December 31, 1998, reflects pro forma adjustments to the registrant's historical Financial Statement assuming the property was not owned by LIF during that time as explained in Notes to Pro Forma Financial Statements.

The Pro Forma Statement of Operations for the year ended December 31, 1998 is not necessarily indicative of the actual results that would have occurred had the property sale been consummated at the beginning of the respective periods or of future operations of the registrant. The Pro Formas do not take into consideration the increase in LIF's liquidity or possible uses of those funds.

These statements should be read in conjunction with the Notes to Pro Forma Financial Statements.


LIF
PRO FORMA BALANCE SHEET, DECEMBER 31, 1998
(Unaudited) (Dollars in thousands)

                                                     Pro Forma
                                                     Adjustments
                                                     Add (Deduct)
                                December 31, 1998    (Note A)       Pro Forma
ASSETS
INVESTMENTS IN REAL ESTATE:
Rental properties                    $ 10,370        $ (8,423)      $ 1,947
Accumulated depreciation               (2,958)          2,744          (214)
Rental properties - net                 7,412          (5,679)        1,733

CASH                                      566            (289)          277

OTHER ASSETS
Accounts receivable                       143             (19)          124
Prepaid expenses and deposits              23             (19)            4
Deferred expenses                          72             (42)           30
Notes receivable                        1,892               0         1,892
Total Other Assets                      2,131             (80)        2,050

TOTAL                                 $10,109        $ (6,049)      $ 4,060

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES:
Notes payable                         $ 8,570        $ (5,207)      $ 3,363
Accounts payable                           28             (18)           10
Other liabilities                         241            (244)           17
Total liabilities                       8,839          (5,449)        3,390

PARTNERS' EQUITY                        1,270            (600)          670

TOTAL                                 $10,109        $ (6,048)      $ 4,060

The accompanying notes are an integral part of the pro forma financial statements.


LIF

PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
(Unaudited) (In thousands except per unit amounts)

                                                     Pro Forma
                                                     Adjustments
                                                     Add (Deduct)
                                December 31, 1998    (Note B)      Pro Forma
REVENUE
Rental                               $ 1,658         $ (1,380)     $  278
Interest                                  26               (5)         21
Total Revenue                          1,683           (1,385)        298

EXPENSE
Interest                                 558             (420)        138
Operating                                650             (561)         89
Depreciation and amortization            382             (313)         69
General and administration               197              (53)        144

Total expense                        $ 1,786         $ (1,348)     $  438

NET LOSS                             $  (103)        $    (38)     $ (142)

NET LOSS PER
PARTNERSHIP UNIT                     $    (8)        $     (3)     $  (11)

The accompanying notes are an integral part of the pro forma financial statements.


NOTES TO PRO FORMA FINANCIAL STATEMENTS
(Dollars in thousands)

A. The Balance Sheet Pro Forma adjustments reflect the sale of the Whistler Point Apartments as if the sale occurred on December 31, 1998.
      A gain of $3,387 was recognized by the registrant which has been adjusted for activity subsequent to December 31, 1998, and through the date of sale (see Note B). The cost of investments in real estate, accumulated depreciation, prepaid expenses and deposits, deferred costs, notes payable and other liabilities have been adjusted by their respective balances at December 31, 1998. The registrant received cash proceeds of $3,603 from this sale.

B. The Pro Forma Statement of Operations for the year ended December 31, 1998, reflects the loss from continuing operations before reflecting any amounts attributable to the operations of the Whistler Point Apart-ments during 1998.

      The gain of $3,487 from the property sale which has not been reflected in the Pro Forma Statement of Operations, was determined as follows:

[CAPTION]
       [S]                                    [C]
       Sale price                             $ 9,600
       Less:  selling costs                      (383)
       Net selling price                        9,217

       Property basis                           8,474
       Accumulated depreciation
         and amortization                      (2,744)
       Net book value                           5,730

       Gain on sale of rental property        $ 3,487

[/TABLE]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     February 26, 1999               LIF

                                     By:  /s/ Gary K. Barr
                                          Partners 85
                                          Managing General Partner